                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-12

                            Castle Energy Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transaction applies:



      2)  Aggregate number of securities to which transaction applies:



      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



      4)  Proposed maximum aggregate value of transaction:



      5)  Total fee paid:



[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:___________________________________________
      2)  Form, Schedule of Registration Statement No.:_____________________
      3)  Filing Party:_____________________________________________________
      4)  Date Filed:_______________________________________________________

                                                                January 15, 2003




Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Castle Energy Corporation (the "Company") to be held on Thursday, February 27, 2003, at 9:30 A.M., Eastern Standard Time, at the offices of the Company at 512 Township Line Road, Three Valley Square, Suite 100, Blue Bell, Pennsylvania 19422.

     At the Annual Meeting, you will be asked to consider and vote upon two matters: a proposal to elect the nominees named in the accompanying Proxy Statement as Directors to serve for the period indicated and a proposal to reappoint KPMG LLP as the Company's independent auditors for the fiscal year ending September 30, 2003.

     Whether or not you are personally able to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy as soon as possible. This action will not limit your rights to vote in person if you wish to attend the Annual Meeting.

     A copy of the Company's annual report on Form 10-K for the year ended September 30, 2002 accompanies this invitation.

     I look forward to seeing you at the Annual Meeting.

                                        Sincerely,


                                        /s/JOSEPH L. CASTLE II

                                        Joseph L. Castle II
                                        Chairman and Chief Executive Officer

                            CASTLE ENERGY CORPORATION

                                   ----------

                    Notice of Annual Meeting of Stockholders
                         to be held on February 27, 2003

                                                                January 15, 2003

To The Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Castle Energy Corporation, a Delaware corporation (the "Company"), will be held at the offices of the Company at 512 Township Line Road, Three Valley Square, Suite 100, Blue Bell, Pennsylvania 19422, on Thursday, February 27, 2003 at 9:30 A.M., Eastern Standard Time, for the following purposes:

     1. To elect the nominees named in the Proxy Statement as Directors to serve for the period indicated and until their successors have been elected.

     2. To consider and take action upon a proposal to reappoint KPMG LLP as the Company's independent accountants for the fiscal year ending September 30, 2003.

     3. To transact any other business as may properly come before the Annual Meeting.

     Stockholders of record at the close of business on January 3, 2003, will be entitled to notice of and to vote at the Annual Meeting.

     The Company's Annual Report to Stockholders for the fiscal year ended September 30, 2002 accompanies this notice.

     A complete list of stockholders entitled to vote at the Annual Meeting will be kept at the principal executive offices of the Company, One Radnor Corporate Center, Suite 250, 100 Matsonford Road, Radnor, Pennsylvania 19087, for examination by any stockholder, during ordinary business hours, for a period of not less than ten days prior to the Annual Meeting.

                                        By Order of the Board of Directors


                                        /s/JOSEPH L. CASTLE II


                                        Joseph L. Castle II
                                        Chairman and Chief Executive Officer


IMPORTANT: PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE
           SELF-ADDRESSED RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                FEBRUARY 27, 2003


                                  INTRODUCTION

     The accompanying proxy is solicited by the Board of Directors of Castle Energy Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held on Thursday, February 27, 2003, and any adjournment or adjournments thereof (the "Annual Meeting"). When such proxy is properly executed and returned, the shares of the Company's Common Stock, par value $.50 per share ("Common Stock"), it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted "FOR" the election of the nominees to serve as Director for the term designated and "FOR" the reappointment of KPMG LLP ("KPMG"), as the Company's independent accountants for the fiscal year ending September 30, 2003. Any stockholder granting a proxy has the power to revoke it at any time prior to its exercise by notice of revocation to the Company in writing, by voting in person at the Annual Meeting or by execution of a later dated proxy; provided, however, that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

     The shares entitled to vote at the Annual Meeting consist of shares of Common Stock, with each holder of record as of the close of business on January 3, 2003 (the "Record Date") entitled to one vote for each such share held. As of the Record Date hereof there were 6,592,884 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. This Proxy Statement and accompanying proxy are being sent to stockholders of the Company on or about January 15, 2003.

     The address of the Company's principal executive offices is One Radnor Corporate Center, Suite 250, 100 Matsonford Road, Radnor, Pennsylvania 19087, and the telephone number is (610) 995-9400.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
INTRODUCTION...............................................................  1

PRINCIPAL HOLDERS OF VOTING SECURITIES.....................................  3

SECURITY OWNERSHIP OF MANAGEMENT...........................................  4

DIRECTORS AND EXECUTIVE OFFICERS...........................................  6

EXECUTIVE COMPENSATION.....................................................  8

    Summary Compensation...................................................  8
    Option Grants in Last Fiscal Year (Year Ended September 30, 2002)......  8
    Fiscal Year End Option Values..........................................  9
    Severance/Retention Agreements.........................................  9
    Section 16(a) Beneficial Ownership Reporting Compliance................  9
    Compensation Committee Interlocks and Insider Participation............  10
    Board Compensation Committee Report on Executive Compensation..........  10
    Board Audit Committee Report...........................................  11
    Fees Billed by the Independent Auditors to the Company.................  11
    Performance Graph......................................................  12

BOARD OF DIRECTORS AND BOARD COMMITTEES....................................  13

    Fiscal 2002 Board Meetings.............................................  13
    Board Committees.......................................................  13
    Compensation of Directors..............................................  13

PROPOSAL TO ELECT DIRECTORS................................................  13

PROPOSAL TO REAPPOINT INDEPENDENT ACCOUNTANTS..............................  15

OTHER MATTERS..............................................................  15

VOTE REQUIRED..............................................................  15

STOCKHOLDER PROPOSALS......................................................  15

EXPENSES OF SOLICITATION...................................................  16

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth, as of January 3, 2003, the names of all persons who were known by the Company to be the beneficial owners (as defined in the rules of the Securities and Exchange Commission (the "Commission")) of more than five percent of the shares of Common Stock of the Company:

                                                      Amount and Nature of             Percent of
Name and Address of Beneficial Owner                 Beneficial Ownership(1)           Class(1)
------------------------------------                 -----------------------           ----------

Joseph L. Castle II and Sally W. Castle                  1,644,024(2)                       24.57%
One Radnor Corporate Center, Suite 250
100 Matsonford Road
Radnor, Pennsylvania 19087

FMR Corp.                                                1,167,000(3)                       17.70%
82 Devonshire Street
Boston, Massachusetts 02109

Kestrel Investment Management                             830,800 (4)                       12.60%
411 Borel Avenue, Suite 403
San Mateo, California  94402

Dimensional Fund Advisors, Inc.                           463,950 (5)                        7.04%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401-1038

_______________

(1) Based on a total of 6,592,884 shares of Common Stock issued and outstanding as of January 3, 2003. In calculating each respective holder's percentage ownership and beneficial ownership in the table above, shares of Common Stock which the holder has the right to acquire within 60 days are included. Information in the above table and footnotes is based upon the most recent respective Statement on Schedule 13D or 13G or amendment thereto filed by such persons with the SEC, except as otherwise known to the Company.

(2) Joseph L. Castle II and Sally W. Castle are husband and wife. As such, each is deemed to beneficially own 1,644,024 shares of Common Stock which consists of (a) 1,434,699 shares of Common Stock owned by Mr. Castle, (b) 111,825 shares of Common Stock owned by Mrs. Castle and (c) 97,500 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days by Mr. Castle at $4.08 per share.

(3) According to the Schedule 13G filed February 14, 2001 by FMR Corp., Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,167,000 shares of the common stock outstanding of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 1,167,000 shares of the common stock outstanding. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 1,167,000 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(4) According to the Schedule 13G filed June 10, 2002 by Kestrel Investment Management, Kestrel is deemed to be the beneficial owner of the shares of the common stock of the Company pursuant to separate arrangements whereby it acts as investment adviser to certain persons in which it also holds an ownership interest. Each person for whom Kestrel acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock purchased or held pursuant to such arrangements. David J. Steirman and Abbott J. Keller are deemed to be the beneficial owners of the shares of the common stock of the Company pursuant to their ownership interests in Kestrel Investment Management Corporation.

(5) According to the Schedule 13G filed February 13, 2002 by Dimensional Fund Advisors Inc., Dimensional is an investment advisor registered under
      Section 203 of the Investment Advisors Act of 1940, which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares of the common stock of the Company, all of which are owned by the Funds, no one advisory client of which, to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of such securities.


                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of January 3, 2003, the shares of Common Stock beneficially owned by each executive officer named in the Summary of Compensation Table below (the "Named Executives"), by each director of the Company and by the directors and executive officers of the Company as a group, with sole voting and investment power unless otherwise indicated:


                                                                   Amount and Nature of             Percent of
                  Name of Beneficial Owner                       Beneficial Ownership (1)          Class (1)(2)
-------------------------------------------------------------    ------------------------          ------------

Joseph L. Castle II..........................................            1,644,024(3)                   24.57%
Richard E. Staedtler.........................................              150,150(4)                    2.23%
Martin R. Hoffmann...........................................              126,000(5)                    1.88%
Sidney F. Wentz..............................................              120,000(6)                    1.79%
John P. Keller...............................................              111,000(7)                    1.66%
Russell S. Lewis.............................................               62,000(8)                    -
William C. Liedtke, III......................................               45,000(9)                    -
All directors and executive officers
as a group (7 persons).......................................            2,258,174                      31.04%

_____________

(1) Based on a total of 6,592,884 shares of Common Stock issued and outstanding as of January 3, 2003. In calculating each respective holder's percentage ownership and beneficial ownership in the table above, shares of Common Stock which the holder has the right to acquire within 60 days are included, except as noted in the footnotes below.

(2)   Percentages of less than one percent are omitted.

(3) Joseph L. Castle II and Sally W. Castle are husband and wife. As such, each is deemed to beneficially own 1,644,024 shares of Common Stock. Represents (a) 1,434,699 shares of Common Stock owned by Mr. Castle and 111,825 shares of Common Stock owned by Mrs. Castle and (b) 97,500 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days by Mr. Castle at $4.08 per share.

(4) Represents 150 shares of Common Stock owned by Mr. Staedtler and 150,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $4.38 per share.

(5) Represents 6,000 shares of Common Stock owned by an individual retirement account for the benefit of Mr. Hoffmann, 15,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $3.75 per share, 15,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $3.71 per share, 15,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $3.79 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $4.50 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $5.75 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $8.58 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $7.00 per share, and 15,000 shares of Common Stock issuable upon exercise of options which are exercisable in 60 days at $5.93 per share.

(6) Represents 15,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $3.75 per share, 15,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $3.71 per share, 15,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $3.79 per share, 15,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $4.50 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $5.75 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $8.58 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $7.00 per share, and 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $5.93 per share.

(7) Represents 6,000 shares of Common Stock owned by Mr. Keller and 30,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $3.79 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $4.50 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $5.75 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $8.58 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $7.00 per share, and 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $5.93 per share.

(8) Represents 17,000 shares of Common Stock owned by Mr. Lewis, 15,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $5.25 per share, 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $7.00 per share, and 15,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $5.93 per share.

(9) Represents 45,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $8.08 per share.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information concerning the directors and executive officers of the Company as of January 3, 2003:

Named Directors and Executive
   Officers of the Company                     Age                               Position(s)
   -----------------------                     ---         --------------------------------------------------------
Joseph L. Castle II ....................        70         Chairman of the Board and Chief Executive Officer of the
                                                           Company

Sidney F. Wentz.........................        71         Director

Martin R. Hoffmann......................        71         Director

John P. Keller..........................        63         Director

Richard E. Staedtler....................        58         Director, Chief Financial Officer and Chief Accounting
                                                           Officer

Russell S. Lewis........................        48         Director

William C. Liedtke III..................        51         Vice President and General Counsel

     A description of the business experience of each of the directors and executive officers of the Company is as follows:

     Joseph L. Castle II has been a Director of the Company since 1985. Mr. Castle is the Chairman of the Board of Directors and Chief Executive Officer of the Company, having served as Chairman from December 1985 through May 1992 and since December 20, 1993. Mr. Castle also served as President of the Company from December 1985 through December 20, 1993, when he reassumed his position as Chairman of the Board. Previously, Mr. Castle was Vice President of Philadelphia National Bank; a corporate finance partner at Butcher and Sherrerd; an investment banking firm, and a Trustee of The Reading Company. Mr. Castle has worked in the energy industry in various capacities since 1971. Mr. Castle is a director of Delta Petroleum Corporation and Charming Shoppes, Inc. Mr. Castle also served as a director of Comcast Corporation until November 2002. Since May 2000, Mr. Castle has served as the Chairman of the Board of Trustees of the Diet Drug Products Liability ("Phen-Fen") Settlement Trust and in January 2003 was elected as a trustee of The Comcast Foundation.

     Sidney F. Wentz has been a director of the Company since June 1995. Mr. Wentz was Chairman of the Board of The Robert Wood Johnson Foundation, the nation's largest health care philanthropy from June 1989 until his retirement in 1999. Commencing in 1967, he held several positions with Crum and Forster, an insurance holding company, retiring as Chairman and Chief Executive Officer in 1988. Previously, he was an attorney with the law firm of White & Case and then Corporate Attorney for Western Electric Company/AT&T. Mr. Wentz is a director of Somerset Hills Bancorp and a trustee of Drew University.

     Martin R. Hoffmann has been a director of the Company since June 1995. Mr. Hoffmann was previously of counsel to the Washington, D.C. office of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. He was a Senior Visiting Fellow at the Center for Technology, Policy and Industrial Development of the Massachusetts Institute of Technology from May 1993 to May 1995 and a private business consultant since 1993. From 1989 to 1993, Mr. Hoffmann served as Vice President and General Counsel of Digital Equipment Corporation. Mr. Hoffmann also served in various capacities at the United States Department of Defense, including General Counsel from 1974 to 1975 and Secretary of the Army from 1975 to 1977. He is currently a Director of Seachange International, Inc. of Maynard, Massachusetts as well as Chairman of Mitretek Systems Corporation and a trustee of CIME Endeavor Foundation.

     John P. Keller has been a director of the Company since April 1997. Since 1972, Mr. Keller has served as the President of Keller Group, Inc., a privately-held corporation with subsidiaries in Ohio, Pennsylvania and Virginia. In 1993 and 1994, Mr. Keller also served as the Chairman of American Appraisal Associates, an appraisal company. Mr. Keller is also a director of A.M. Castle & Co. and Delta Petroleum Corporation.

     Richard E. Staedtler has been a director of the Company since May 1997 and has been Senior Vice President and Chief Financial Officer of the Company since November 1994. Mr. Staedtler served as a director of the Company from 1986 through September 1992, and as Chief Financial Officer of the Company from 1984 through June 1993, when he formed Terrapin Resources, Inc. to purchase Minden Energy Corporation, then a wholly-owned subsidiary of the Company. Mr. Staedtler also serves as President of Terrapin, which previously provided certain administrative services to the Company until June 30, 1998.

     Russell S. Lewis has been a director of the Company since April 2000. From 1994 to 1999, Mr. Lewis was the Chief Executive Officer of TransCore, Inc., a company which sells and installs electronic toll collection systems. Since 1999, Mr. Lewis has been the owner and President of Lewis Capital Group, a company investing in and providing consulting services to growth-oriented companies. Mr. Lewis served as Senior Vice President of Corporate Development at VeriSign, Inc. from March 2000 until February 2002, following which he began his current position of Executive Vice President and General Manager of Verisign's Global Registry Services. Mr. Lewis is also a director of Delta Petroleum Corporation.

     William C. Liedtke III has been Vice President and General Counsel of the Company since February 2000. Prior to becoming an officer and employee of the Company, from April 1999 to January 2000, Mr. Liedtke was President of WCL III, Inc., a corporation wholly owned by Mr. Liedtke, in which capacity he provided services on a consulting basis to the Company with respect to the Company's investment in the concessions in Romania, as well as miscellaneous matters regarding domestic oil and gas properties of the Company. Upon the employment of Mr. Liedtke by the Company in February 2000, WCL III, Inc. ceased doing business with the Company and has been inactive thereafter. He served as Chief Executive Officer of Redeco Energy Inc. from October 1997 to March 1999, having previously served as its Vice President and Chief Operating Officer since February 1995. Mr. Liedtke served as an Independent General Partner of Merrill Lynch Oklahoma Venture Partners LP from August 1999 to December 2000, when the partnership wound up.

                             EXECUTIVE COMPENSATION

Summary Compensation

     The following table summarizes all compensation earned by the Company's Chief Executive Officer and each of the other executive officers (collectively with the Chief Executive Officer, the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000 for the fiscal year ended September 30, 2002.

                                         SUMMARY COMPENSATION TABLE




                                                                             Long-Term
                                                                           Compensation
                                                                              Awards
                                                                           ------------
                                                                            Securities
                                    Fiscal Year    Annual Compensation      Underlying                        All Other
                                       Ended       -------------------       Options/                       Compensation
Name and Principal Position        September 30,   Salary($)   Bonus($)       SARs(#)       Severance          ($) (1)
---------------------------        -------------   ---------   --------    ------------     ---------       ------------

Joseph L. Castle II..............      2002         $375,000                                                      $3,084
    Chairman of the Board,             2001         $375,000                                                      $4,024
    Chief Executive Officer            2000         $375,000                                                      $6,341
    and Director of the
    Company

Richard E. Staedtler.............      2002         $260,000    $ 6,667                      $273,334             $7,800
    Director of the Company            2001         $260,000    $17,500                                           $7,150
    Chief Financial Officer            2000         $260,000    $40,000                                           $7,800
    Chief Accounting
    Officer

William C. Liedtke, III..........      2002         $156,000    $ 5,000                                           $4,680
     Vice President and                2001         $151,000    $10,000          45,000                           $4,545
     General Counsel                   2000         $100,000    $ 5,000                                           $1,500

_____________________
(1)   Represents Company matching contributions under the Company's 401(k) Plan.


Option Grants in Last Fiscal Year

     No options were granted to the Named Executive Officers during the fiscal year ended September 30, 2002.


Fiscal Year End Option Values

     The following table shows certain information regarding the total number of unexercised options held at September 30, 2002 by the Named Executive Officers and the values for unexercised "in-the-money" options, which represent the positive spread between the exercise price of such stock options and the fair market value of the shares of Common Stock as of September 30, 2002, the last trading day in the fiscal year ended September 30, 2002, which was $3.80 per share. No options were exercised during the fiscal year ended September 30, 2002 by any of the Named Executive Officers.

                          FISCAL YEAR END OPTION VALUES


                                      Number of
                                      Securities            Value of
                                      Underlying           Unexercised
                                     Unexercised          in-the-Money
                                      Options at           Options at
                                   Fiscal Year-End       Fiscal Year-End
                                         (#)                   ($)
                                     Exercisable/         Exercisable/
             Name                   Unexercisable         Unexercisable
-------------------------------    ---------------       ---------------
Joseph L. Castle II............           97,500/-            -----/----
Richard E. Staedtler...........          150,000/-            ----/-----
William C. Liedtke, III........           45,000/-            ----/-----


Severance/Retention Agreements

     The Company entered into a severance agreement with Mr. Staedtler in June 1999. This severance agreement provides for a year's severance compensation in the event substantially all of the Company's assets are sold and Mr. Staedtler is terminated or his compensation reduced at least 30% as a result of such sale. In May 2002, the Company sold all of its domestic oil and gas assets to Delta Petroleum Corporation. Subsequently Mr. Staedtler's compensation was reduced 62% and he became entitled to severance compensation under the agreement. Upon his employment by the Company, Mr. Liedtke became covered by the Company's severance plan which provides for one month of severance compensation for each full year of employment by the Company, with a minimum compensation of three months' base salary in the event substantially all of the Company's assets are sold and Mr. Liedtke is terminated as a result of such sale.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and owners of more than 10% of any class of the Company's securities registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes in ownership with the Commission. The Commission's rules also require such persons to furnish the Company with a copy of all Section 16(a) reports that they file. Based solely upon a review of the copies of the reports and written representations furnished to the Company, all such reporting persons complied with such reporting obligations during the fiscal year ended September 30, 2002 except that due to an administrative oversight, Mr. Hoffmann, Mr. Wentz, Mr. Lewis and Mr. Keller each made one late filing on Form 5 covering the grant of options to them in 2001 under the 1992 Executive Equity Incentive Plan (the "Incentive Plan").

Compensation Committee Interlocks and Insider Participation

     For the fiscal year ended September 30, 2002, the Compensation Committee consisted of Sidney F. Wentz, Chairman, Martin R. Hoffmann, John P. Keller and Russell S. Lewis. All four members are outside directors of the Company.

Board Compensation Committee Report on Executive Compensation

     Overall Policy. This report is provided by the Compensation Committee to assist stockholders in understanding the Compensation Committee's objectives and procedures in establishing the compensation of the Company's Chief Executive Officer and other executive officers.

     The Company's executive compensation programs are designed to retain and reward executives who are successful in helping the Company achieve its business objectives. The key components of the executive compensation program are base salary, annual incentive awards and equity participation. These components are administered with the goal of providing total compensation that is competitive with compensation levels in the external marketplace. The program also recognized meaningful differences in individual performance. Each year the Compensation Committee reviews the elements of executive compensation to insure that the total compensation program, and each of its elements, meet the overall objectives discussed above.

     Base Salary. Executive officers' salaries (and salary increases, which are reviewed annually) are determined on a subjective basis with consideration given to the level of job responsibility, the competitiveness of the executives' salaries to the external marketplace and the degree to which the executive's individual objectives have been achieved. Individual objectives vary by business unit and strategic business goals. These factors are not considered on any formula basis.

     Bonus Program. Bonus payments are subjectively determined and are designed to reward and encourage individual excellence. In determining whether to award a discretionary bonus, the Compensation Committee considers the individual's special achievements, such as his contribution to actions taken during the past year that contribute to the strategic growth, profitability and competitiveness of the Company. Bonus payments tend to reflect results of the most recent fiscal year and thus emphasize achievement of short-term business plans. In addition, special bonuses are considered for exceptional efforts made during the year in connection with a particular transaction or business situation.

     Equity Participation. The Compensation Committee believes that it is in the Company's best interests to grant stock options from time to time to executive officers in order to align the interests of those executive officers with the stockholders and to maximize long-term stockholder value. The purpose of the Incentive Plan, approved by the stockholders of the Company in May 1993, is to increase the ownership of Common Stock of the Company by those key employees who contribute to the continued growth, development and financial success of the Company and its subsidiaries and to attract and retain key employees and reward them for the Company's profitable performance. The Incentive Plan is administered by the Compensation Committee.

     Actual individual awards are subjectively determined based on marketplace competitive practices and on such factors as the recipient's position, annual salary and individual and Company performance as well as historical equity grants and ownership positions. The Compensation Committee believes that equity participation helps create a long-term partnership between management/owners and other stockholders. The policy of granting stock options and encouraging stock ownership has played a strong part in retaining an excellent team of executives and managers.

     Compensation of the Chief Executive Officer. The Compensation Committee considers the same factors described above in determining the salary of Mr. Castle, the Chairman and Chief Executive Officer of the Company. Mr. Castle's salary earned in fiscal 2000, 2001 and 2002 was $375,000 in fiscal 2000. Effective September 1, 2002, the Compensation Committee reduced Mr. Castle's annual salary to $125,000 since the Company had sold all of its operating assets at this time.

     Mr. Castle was not granted any stock options in fiscal 2002.

     Tax Deductibility of Executive Compensation. The Omnibus Budget Reconciliation Act (OBRA) of 1993 added Section 162(m) to the Internal Revenue Code. This section eliminates a company's tax deduction for any compensation over one million dollars paid to any one of the Named Executive Officers, subject to several statutory exceptions. The Company desires to preserve the tax deductibility of all compensation paid to its executive officers and other members of management. The Company and its subsidiaries did not pay any of the Named Executive Officers over one million dollars in fiscal 2002.

Compensation Committee:

Martin R. Hoffmann
John P. Keller
Russell S. Lewis
Sidney F. Wentz (Chairman)

Board Audit  Committee Report

     In connection with the September 30, 2002 financial statements, the audit committee: (1) reviewed and discussed the audited financial statements of the Company with management of the Company, (2) discussed with KPMG, the independent auditors for the Company, the written disclosures and letter required to be discussed by Statement on Accounting Standards No. 61; and (3) received from KPMG the matters required by Independence Standards Board Standard No. 1, and discussed with KPMG the independence of KPMG. Based upon these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.

     The audit committee considered the compatibility of the provision of non-audit services by KPMG with the maintenance of KPMG's independence.

     On April 11, 2000, the Audit Committee adopted a written charter, a copy of which was filed with the Commission as an appendix to the Company's Proxy Statement with respect to its 2001 Annual Meeting of Stockholders and is available upon request to the Company.

Audit Committee:

Martin R. Hoffmann (Chairman)
John P. Keller
Russell S. Lewis
Sidney F. Wentz

Fees Billed by the Independent Auditors to the Company

     Audit Fees - The aggregate fees billed to the Company by KPMG, the independent auditors for the Company, in connection with (i) the audit of the Company's September 30, 2002 financial statements was $88,000 and (ii) the review of the financial statements included in the Company's Form 10-Q quarterly reports during the fiscal year ended September 30, 2002 was $27,000.

     Financial Information Systems Design and Implementation Fees - No fees were billed by KPMG for information technology design or implementation services rendered by KPMG during the fiscal year ended September 30, 2002.

     All Other Fees - $7,285 in fees were billed by KPMG for non-audit services other than information technology services during the fiscal year ended September 30, 2002. Such services consisted of income tax reporting services.

Performance Graph

     Operations of the Company during the fiscal year ended September 30, 2002 were conducted in only one segment of the petroleum industry - exploration and production. The following performance graph for this segment (Comparison of Five Year-Cumulative Total Returns1) sets forth a comparison of cumulative total return since September 30, 1997 among the Company, the NASDAQ stock market (Market Index for U.S. Companies only) and public crude petroleum and natural gas companies (SIC 1310-1319).



                  Comparison of 5 Year Cumulative Return Among
                      Castle Energy Corporation, The NASDAQ
                 Stock Market (US) and a Peer Group comprised of
              all Public Crude Petroleum and Natural Gas Companies

[GRAPHIC OMITTED]


              CASTLE       NASDAQ
              ENERGY       STOCK
             CORPORA-      MARKET        PEER
               TION        (U.S.)        GROUP
             --------      ------       ------
  Sep-97      100.00       100.00       100.00

  Oct-97       99.24        94.79        98.15

  Nov-97       97.47        95.29        93.57

  Dec-97       98.80        93.62        92.94

  Jan-98       95.84        96.59        99.13

  Feb-98      112.86       105.66        97.09

  Mar-98      125.40       109.57       102.38

  Apr-98      132.71       111.42       103.23

  May-98      145.35       105.23        98.71

  Jun-98      140.84       112.58       103.75

  Jul-98      126.02       111.26       101.77

  Aug-98      125.11        89.20        93.94

  Sep-98      127.84       101.58       109.70

  Oct-98      138.61       106.04       107.75

  Nov-98      139.52       116.82       108.13

  Dec-98      128.51       131.99       101.88

  Jan-99      120.43       151.15        95.79

  Feb-99      119.50       137.62        91.63

  Mar-99      118.58       148.03        97.33

  Apr-99      114.58       152.80       101.12

  May-99      135.62       148.56        99.96

  Jun-99      134.69       161.92       108.13

  Jul-99      130.17       159.00       108.46

  Aug-99      126.86       165.73       107.14

  Sep-99      128.28       165.95       103.51

  Oct-99      130.37       179.26       101.76

  Nov-99      129.42       201.06       100.43

  Dec-99      193.18       245.29       121.69

  Jan-00      197.18       236.23       112.02

  Feb-00      135.69       281.17       105.18

  Mar-00      119.19       275.37       129.73

  Apr-00      114.53       231.61       130.99

  May-00      141.34       203.67       136.40

  Jun-00      145.68       239.44       140.81

  Jul-00      164.99       226.46       138.56

  Aug-00      170.08       253.23       150.88

  Sep-00      173.75       220.33       147.77

  Oct-00      187.39       202.23       140.90

  Nov-00      154.33       155.81       137.85

  Dec-00      160.21       147.54       149.78

  Jan-01      165.82       165.43       143.50

  Feb-01      142.13       128.08       142.24

  Mar-01      153.97       110.13       142.02

  Apr-01      165.94       126.56       151.47

  May-01      151.61       126.41       151.98

  Jun-01      141.35       129.80       141.35

  Jul-01      154.08       121.54       146.08

  Aug-01      130.97       108.30       141.89

  Sep-01      125.19        90.05       133.10

  Oct-01      139.69       101.61       137.34

  Nov-01      142.73       116.07       133.56

  Dec-01      144.44       117.07       140.60

  Jan-02      151.91       116.08       140.72

  Feb-02      132.66       104.01       146.55

  Mar-02      138.55       110.83       165.89

  Apr-02      139.75       101.62       170.98

  May-02      155.83        97.14       171.47

  Jun-02      164.24        88.34       167.04

  Jul-02      141.98        80.28       159.77

  Aug-02       98.94        79.43       168.83

  Sep-02       93.99        70.89       165.16


--------
     (1) Assumes $100 invested on September 30, 1997 in the Company's Common Stock, the NASDAQ Stock Market (Market Index for U.S. Companies only) and Peer Group Comprised of all Public Crude Petroleum and Natural Gas Companies (SIC Codes 1310-1319).

                     BOARD OF DIRECTORS AND BOARD COMMITTEES

Fiscal 2002 Board Meetings

     The Board of Directors of the Company held 7 meetings during the fiscal year ended September 30, 2002. During such fiscal year, each of the incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the Committees of the Board of Directors on which such director served.

Board Committees

     The Audit Committee consists of Mr. Hoffmann (Chairman), Mr. Wentz, Mr. Keller and Mr. Lewis. All four Audit Committee members are outside directors. The functions of the Audit Committee are to: (a) recommend the appointment of the Company's independent public accountants; (b) review the financial reports of the Company; (c) monitor the effectiveness of the independent audit; (d) assure that the scope and implementation of the independent audit is not restricted or the independence of the independent accountants compromised; (e) review the independent accountants' reports to management on internal controls and recommend such actions as may be appropriate; and (f) review and approve the engagement by management of all non-audit and special services. All members of the Audit Committee are independent pursuant to Rule 4200(a)(15) of the National Association of Security Dealers' listing standards. The Audit Committee held two meetings during the fiscal year ended September 30, 2002.

     The Company has not established a nominating committee.

     The Compensation Committee consists of Mr. Wentz (Chairman), Mr. Hoffmann, Mr. Keller and Mr. Lewis. All four Compensation Committee members are outside directors. The Compensation Committee establishes overall compensation programs and policies for the Company. The Compensation Committee monitors the selection and performance as well as reviews and approves the compensation of key executives, and administers the Incentive Plan. The Compensation Committee held one meeting during the fiscal year ended September 30, 2002.

Compensation of Directors

     Previously, all of the outside directors were paid director's fees of $32,000 per year, but effective October 1, 2002, the board of directors reduced the annual director fee to $20,000. In addition, all outside directors receive fees for attending meetings of the board of directors. The fee per meeting is $1,500. Committee members also receive a $500 fee for attending each committee meeting.

     Previously, each outside director was granted an option to purchase 15,000 shares of Common Stock on the first day of each calendar year under the Company's 1992 Executive Equity Incentive Plan. The exercise price for such options was the closing price of the Company's stock on the date of grant and the option was exercisable six months after it was granted. Effective October 1, 2002, the board of directors discontinued this grant of options.


                           PROPOSAL TO ELECT DIRECTORS

     At the Annual Meeting, the stockholders will be asked to elect two directors, constituting one class of directors, to serve for the term indicated and until such director's successor is elected and qualified. In the unanticipated event that one or both of the nominees for director becomes unavailable, it is intended that proxies will be voted for such substitute nominees as may be designated by the Board of Directors.

     The Company's Bylaws, as amended, provide that the number of directors of the Company shall be not less than four, nor more than nine, as shall be determined by the Board of Directors. Both the Bylaws and the Company's Certificate of Incorporation also provide that the directors shall be divided into three classes, each class to consist of, as nearly as possible, one third of the number of directors who constitute the entire Board. At each annual meeting of stockholders of the Company, successors to the class of directors whose term expires at such meeting shall then be elected for a three-year term. The Bylaws further provide that if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

     The shares represented by the enclosed Proxy will be voted as directed. If no choice is specified in the Proxy, the shares represented by the enclosed Proxy will be voted "For" the nominees set forth below. The Board of Directors recommends voting "FOR" the nominees to serve in the class indicated.

     Information concerning the nominees for the class of directors to be elected, as well as those continuing directors not standing for election at the Annual Meeting, is set forth below.

     The following individuals are nominated to serve as directors whose terms will expire at the 2006 Annual Meeting:

     John P. Keller has been a director of the Company since April 1997. Since 1972, Mr. Keller has served as the President of Keller Group, Inc., a privately-held corporation with subsidiaries in Ohio, Pennsylvania and Virginia. In 1993 and 1994, Mr. Keller also served as the Chairman of American Appraisal Associates, an appraisal company. Mr. Keller is also a director of A.M. Castle & Co. and Delta Petroleum Corporation.

     Richard E. Staedtler has been a director of the Company since May 1997 and has been Senior Vice President and Chief Financial Officer of the Company since November 1994. Mr. Staedtler served as a director of the Company from 1986 through September 1992, and as Chief Financial Officer of the Company from 1984 through June 1993, when he formed Terrapin Resources, Inc. ("Terrapin") to purchase Minden Energy Corporation, then a wholly-owned subsidiary of the Company. Mr. Staedtler also serves as President of Terrapin, which previously provided certain administrative services to the Company until June 30, 1998.

     The following individuals are directors in the class whose term will expire at the 2004 Annual Meeting:

     Joseph L. Castle II has been a Director of the Company since 1985. Mr. Castle is the Chairman of the Board of Directors and Chief Executive Officer of the Company, having served as Chairman from December 1985 through May 1992 and since December 20, 1993. Mr. Castle also served as President of the Company from December 1985 through December 20, 1993 when he reassumed his position as Chairman of the Board. Previously, Mr. Castle was Vice President of Philadelphia National Bank; a corporate finance partner at Butcher and Sherrerd, an investment banking firm, and a Trustee of The Reading Company. Mr. Castle has worked in the energy industry in various capacities since 1971. Mr. Castle is a director of Delta Petroleum Corporation and Charming Shoppes, Inc. Mr. Castle also served as a director of Comcast Corporation until November 2002. Since May 2000, Mr. Castle has served as the Chairman of the Board of Trustees of the Diet Drug Products Liability ("Phen-Fen") Settlement Trust and in January 2003 was elected as a trustee of The Comcast Foundation.

     Sidney F. Wentz has been a director of the Company since June 1995. Mr. Wentz was Chairman of the Board of The Robert Wood Johnson Foundation, the nation's largest health care philanthropy from June 1989 until his retirement in June 1999. Commencing in 1967, he held several positions with Crum and Forster, an insurance holding company, retiring as Chairman and Chief Executive Officer in 1988. Previously, he was an attorney with the law firm of White & Case and then Corporate Attorney for Western Electric Company/AT&T. Mr. Wentz is a director of Somerset Hills Bancorp and a trustee of Drew University.

     The following individuals are directors in the class whose term will expire at the 2005 Annual Meeting:

     Martin R. Hoffmann has been a director of the Company since June 1995. Mr. Hoffmann was previously of counsel to the Washington, D.C. office of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. He was a Senior Visiting Fellow at the Center for Technology, Policy and Industrial Development of the Massachusetts Institute of Technology from May 1993 to May 1995 and a private business consultant since 1993. From 1989 to 1993, Mr. Hoffmann served as Vice President and General Counsel of Digital Equipment Corporation. Mr. Hoffmann also served in various capacities at the United States Department of Defense, including General Counsel from 1974 to 1975 and Secretary of the Army from 1975 to 1977. He is currently a Director of Seachange International, Inc. of Maynard, Massachusetts as well as Chairman of Mitretek Systems Corporation and a trustee of CIME Endeavor Foundation.

     Russell S. Lewis has been a director of the Company since April 2000. From 1994 to 1999, Mr. Lewis was the Chief Executive Officer of TransCore, Inc., a company which sells and installs electronic toll collection systems. Since 1999, Mr. Lewis has been the owner and President of Lewis Capital Group, a company investing in and providing consulting services to growth-oriented companies.

Mr. Lewis served as  Senior Vice President of Corporate Development at
VeriSign, Inc. from March 2000 until February 2002, following which he began his current position of Executive Vice President and General Manager of Verisign's Global Registry Services. Mr. Lewis is also a director of Delta Petroleum Corporation.


                  PROPOSAL TO REAPPOINT INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the accounting firm of KPMG LLP ("KPMG") to be the Company's independent accountants to audit the books and records of the Company and its subsidiaries for the fiscal year ending September 30, 2003. The firm has no material relationship with the Company and is considered well qualified. Should the stockholders of the Company not ratify the selection of KPMG or should the fees proposed by KPMG become excessive or the services provided by KPMG become unsatisfactory, the selection of another firm of independent certified public accountants will be undertaken by the Board of Directors based upon the recommendation of the Audit Committee. Representatives of KPMG are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The shares represented by the enclosed Proxy will be voted as directed. If no choice is specified in the Proxy, the shares represented by the enclosed Proxy will be voted "FOR" the selection of KPMG as the Company's independent accountants. The Board of Directors recommends a vote "FOR" the proposal to ratify the selection of KPMG as the Company's independent accountants.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. Should any other matter be properly raised at the Annual Meeting, however, it is the intention of each of the persons named in the Proxy to vote in accordance with his judgment as to each such matter raised.

                                  VOTE REQUIRED

     The two nominees within the class of directors for election to the Board of Directors at the Annual Meeting who receive the greatest number of votes for director, a quorum being present, shall become the directors for such class. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of KPMG as the independent accountants of the Company. Abstentions and non-votes will not be tabulated as negative votes with respect to any matter presented at the Annual Meeting, but will be included in computing the number of shares of Common Stock present for purposes of determining the presence of a quorum for the Annual Meeting.

                              STOCKHOLDER PROPOSALS

     Any proposals of stockholders which are intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Secretary of the Company by September 17, 2003, for consideration for inclusion in the Proxy Statement. In addition, the persons named as proxies on the form of proxy mailed in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at the 2004 Annual Meeting of Stockholders will be authorized to vote in their own discretion on any stockholder proposal not included in the Company's Proxy Statement if the Company does not receive written notice of such proposal by December 1, 2003. Such proxy holders' authority to vote in their discretion on stockholder proposals as to which the Company does receive notice by December 1, 2003 will be determined in accordance with the rules of the Securities and Exchange Commission.

                            EXPENSES OF SOLICITATION

     The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made initially by mail. The directors and officers and other employees of the Company may, without compensation other than their usual compensation, solicit proxies by mail, telephone, telegraph or personal interview. The Company will also reimburse brokerage firms, banks, voting trustees, nominees and other recordholders for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of Common Stock.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ JOSEPH L. CASTLE II

Radnor, Pennsylvania                    JOSEPH L. CASTLE II
January 15, 2003                        Chairman and Chief Executive Officer

                           CASTLE ENERGY CORPORATION

               ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 27, 2003
                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Castle Energy Corporation, a Delaware corporation, (the "Company") hereby appoints Joseph L. Castle and Richard E. Staedtler, and each of them, attorneys and proxies, with full power of substitution, to vote all of the shares of Common Stock of the Company that the undersigned may be entitled to vote at the Annual Meeting of the Stockholders of Castle Energy Corporation to be held on Thursday, February 27, 2003 at 9:30 a.m., Eastern Standard Time, at the offices of the Company, 512 Township Line Road, Three Valley Square, Suite 100, Blue Bell, Pennsylvania 19422, and at any adjournment or postponement thereof.

                  (Continued and to be signed on reverse side)


A[X] Please mark your votes
     as in this example using
     dark ink only.

------------------------------------------------------------------------------------------------------------------------------------
                                         WITHHOLD            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES AND
                     FOR                 AUTHORITY           THE PROPOSAL LISTED BELOW.
                 all nominees     to vote for all nominees
                listed at right       listed at right        NOMINEES: John P. Keller
1. ELECTION OF                                                         Richard E. Staedtler
   DIRECTORS         [  ]                  [  ]
                                                                                                  FOR     AGAINST     ABSTAIN

                                                             2. PROPOSAL TO APPOINT KPMG LLP     -----      -----       -----
(INSTRUCTION: To withhold authority to vote for any          AS THE COMPANY'S INDEPENDENT       |     |    |     |     |     |
individual nominee, check the box to vote "FOR" all          ACCOUNTANTS FOR THE FISCAL YEAR    |     |    |     |     |     |
nominees and strike a line through the nominee's name        ENDING SEPTEMBER 30,2003            -----      -----       -----
in the list at the right.)
                                                             3. In their discretion either proxy
-----------------------------------------------------------  is authorized to vote upon such other
|                                                         |  business as may properly come before
|                                                         |  the meeting. This proxy when properly
|                                                         |  executed will be voted in the manner
|                                                         |  directed herein by the undersigned
|                                                         |  stockholder. If no direction is made,
|                                                         |  this proxy will be voted FOR the nominees
|                                                         |  for election as directors and FOR
|                                                         |  Proposal 2.
|                                                         |
|                                                         |
|                                                         |
-----------------------------------------------------------

  ____________________________________________DATE:________________, 2003 ____________________________________DATE:__________, 2003
                  SIGNATURE                                                    SIGNATURE IF HELD JOINTLY

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by the proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).